Exhibit 99.1

Rogers Acquires DeWAL Industries

  Acquisition broadens Rogers’ specialty materials leadership
  DeWAL highly complementary to Rogers’ Elastomeric Material Solutions business
  Expansion into high performance polymer films, pressure sensitive tapes
  Accretive to 2017 earnings per share

ROGERS, Conn.--(BUSINESS WIRE)--November 23, 2016--Rogers Corporation (NYSE:ROG), a global leader in engineered material solutions, announces the acquisition of DeWAL Industries, a leading manufacturer of high performance polymer films and pressure sensitive tapes. DeWAL’s business is highly complementary to Rogers’ Elastomeric Material Solutions business (“EMS”), enabling expansion into a close market adjacency, and increasing penetration into aerospace, electronics, and other attractive industrial verticals.

“The acquisition of DeWAL Industries represents an exciting step forward as we continue to execute on our longer-term growth strategy, which includes strategic, accretive acquisitions,” said Bruce Hoechner, president and chief executive officer of Rogers Corporation. “DeWAL is a strong strategic fit within our EMS high performance polyurethane and silicone materials business, expanding our portfolio to include PTFE and other materials for technologically advanced applications. DeWAL also shares a similar marketing approach and performance profile with our EMS business, and we believe that there are significant opportunities to expand its business by leveraging our existing operational and innovation capabilities. We are pleased to be adding DeWAL to the Rogers' team and look forward to a seamless integration.”

The transaction closed earlier today. Terms were not disclosed. Trailing twelve month revenues for DeWAL Industries were approximately $50 million, and Rogers’ expects DeWAL’s profitability to be comparable to EMS’ current product lines. The transaction is accretive to 2017 earnings per share.

About Rogers Corporation
Rogers Corporation (NYSE:ROG) is a global leader in engineered materials to power, protect, and connect our world. With more than 180 years of materials science experience, Rogers delivers high-performance solutions that enable clean energy, internet connectivity, and safety and protection applications, as well as other technologies where reliability is critical. Rogers delivers Power Electronics Solutions for energy-efficient motor drives, e-Mobility and renewable energy; Elastomeric Material Solutions for sealing, vibration management and impact protection in mobile devices, transportation interiors, industrial equipment and performance apparel; and Advanced Connectivity Solutions for wireless infrastructure, automotive safety and radar systems. Headquartered in Connecticut (USA), Rogers operates manufacturing facilities in the United States, China, Germany, Belgium, Hungary, and South Korea, with joint ventures and sales offices worldwide. For more information, visit www.rogerscorp.com.

About DeWAL Industries
DeWAL Industries is a leading manufacturer of polytetrafluoroethylene (“PTFE”), ultra-high molecular weight polyethylene films (“UHMWPE”), pressure sensitive tapes and specialty products for the industrial, aerospace, automotive, and electronics markets. Its films are among the longest and widest splice free lengths available. DeWAL’s headquarters is located in Narragansett, Rhode Island, and it sells globally.

Safe Harbor Statement
This release contains forward-looking statements, which may concern the company’s plans, objectives, outlook, goals, strategies, future events, future net sales or performance, capital expenditures, financing needs, future restructuring, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to Rogers on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of the company’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Risks that could cause such results to differ include: volatility within the Internet Connectivity, Clean Energy, and Safety and Protection megatrends on which Rogers’ business is focused, as well as specific market and industry trends within these megatrends; business, economic and political conditions in the United States and abroad, particularly in China, South Korea, Germany, Hungary and Belgium, where Rogers maintains significant manufacturing, sales or administrative operations; fluctuations in foreign currency exchange rates; research and development efforts; competitive developments; business development transactions, including mergers and acquisitions; the outcome of ongoing and future litigation, including asbestos-related product liability litigation; and changes in laws and regulations applicable to Rogers business. For additional information about the risks, uncertainties and other factors that may affect the company’s business, please see Rogers’ most recent annual report on Form 10-K and any subsequent quarterly reports on Forms 10-Q filed with the Securities and Exchange Commission. Rogers Corporation assumes no responsibility to update any forward-looking statements contained herein except as required by law.

Additional Information

For additional information, please contact the Company directly, via email or visit the Rogers website.

Website: http://www.rogerscorp.com

CONTACT:
Rogers Corporation
Investor contact:
Jack Monti, 860-779-4726
jack.monti@rogerscorporation.com